SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     March 22, 1999

                               The CIT Group, Inc.
             (Exact name of registrant as specified in its charter)

     Delaware                       1-1861                       13-2994534
 (State or other                 (Commission                   (IRS Employer
 jurisdiction of                 File Number)                Identification No.)
  incorporation)

                           1211 Avenue of the Americas
                            New York, New York 10036

Registrant's telephone number, including area code    (212) 536-1390


        _______________________________________________________________
          (Former name or former address, if changed since last report)

Item 5. Other Events.

                               THE CIT GROUP, INC.

                         AND NEWCOURT CREDIT GROUP INC.

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated balance sheet and statement of income of The CIT Group, Inc. and Subsidiaries ("CIT" or the "Company") are based on the historical consolidated financial statements of CIT and Newcourt Credit Group Inc. ("Newcourt") at December 31, 1998 and for the year then ended. The unaudited pro forma condensed consolidated balance sheet has been prepared assuming that the pending Newcourt Acquisition, as defined herein, had occurred on December 31, 1998 and the unaudited pro forma condensed consolidated statement of income has been prepared assuming the pending Newcourt Acquisition had occurred on January 1, 1998.

On March 8, 1999, the Company announced that it would acquire Newcourt in an exchange of common stock ("Newcourt Acquisition"). Under the terms of the acquisition agreement, 0.92 shares of CIT Class A Common Stock will be exchanged for each outstanding share of Newcourt common stock. The Newcourt Acquisition is subject to the satisfaction of certain conditions as set forth in the Agreement and Plan of Reorganization, including regulatory approval and the affirmative vote of stockholders of each of CIT and Newcourt. It is anticipated that the acquisition will be completed in the third quarter of 1999.

The unaudited pro forma condensed consolidated financial statements reflect pro forma estimated adjustments to Newcourt's assets and liabilities to reflect their respective fair values and applies the purchase method of accounting. The excess of the purchase price over the estimated fair value of the net assets acquired has been allocated to goodwill. Allocation of the purchase price to the fair value of the net assets acquired and goodwill is subject to change, and will be finalized as of the Newcourt Acquisition closing date.

The following unaudited pro forma condensed consolidated financial statements should be read in conjunction with the accompanying notes thereto and the Company's 1998 audited consolidated financial statements, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998, and with the audited consolidated financial statements included in Newcourt's Form 6-K for the year ended December 31, 1998. The unaudited pro forma condensed consolidated financial statements have been prepared based upon currently available information and assumptions deemed appropriate by management of the Company and Newcourt. These pro forma financial statements are not necessarily indicative of either the financial position or the results of operations that would have been achieved had the Newcourt Acquisition actually occurred on the dates referred to above, nor is it necessarily indicative of the results of future operations, because such unaudited pro forma condensed consolidated financial statements are based on estimates of financial effects that may prove to be inaccurate over time. The information furnished in the statements does not reflect, among other things, management's plans to reduce the level of securitization activity, the cost savings or the revenue enhancements that may or may not be achieved as a result of the Newcourt Acquisition, or the post acquisition legal and tax structure.

Certain information contained in the unaudited pro forma condensed consolidated financial statements and the accompanying notes constitute forward-looking statements concerning the combined companies' operations, economic performance and financial condition. Because such statements reflect risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include but are not limited to risks of economic slowdown or downturn, risks inherent in changes in prevailing interest rates, unanticipated difficulties in combining the management, operations or cultures of CIT and Newcourt, cost savings that are not realized or are not realizable within the time anticipated, risks associated with the value and recoverability of leased equipment, adequacy of credit reserves for credit losses, funding opportunities and borrowing costs, changes in regulations governing the combined companies' business and operations, competitive factors, issues associated with year 2000 compliance and uncertainties associated with risk management, including credit risk management, asset/liability management and interest rate risk management. In addition, certain of such information is based upon preliminary estimates of fair values and of future costs, which is subject to revision as additional information becomes available.

THE CIT GROUP, INC. AND SUBSIDIARIES
AND NEWCOURT CREDIT GROUP INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of December 31, 1998

(Dollars in Millions)

                                                                                   Pro Forma             Pro Forma
                                                         CIT       Newcourt(a)    Adjustments    Note   Consolidated
                                                         ---       -----------   ------------    ----   ------------
Assets
Financing and leasing assets
Loans
   Commercial                                         $11,415.5    $ 4,936.4       $   100.9      3a     $16,452.8
   Consumer                                             4,266.9           --              --               4,266.9
Lease receivables                                       4,173.6      3,317.0            66.7      3a       7,557.3
                                                      ---------    ---------       ---------             ---------
   Finance receivables                                 19,856.0      8,253.4           167.6              28,277.0
Reserve for credit losses                                (263.7)      (183.7)             --                (447.4)
                                                      ---------    ---------       ---------             ---------
   Net finance receivables                             19,592.3      8,069.7           167.6              27,829.6
Operating lease equipment, net                          2,774.1      2,116.7              --               4,890.8
Consumer finance receivables held for sale                987.4           --              --                 987.4
Commercial finance receivables held for sale                 --      1,542.8              --               1,542.8
Goodwill                                                  216.5      1,222.0         1,084.3      3c       2,522.8
Cash and cash equivalents                                  73.6        998.8              --               1,072.4
Other assets                                              659.2      1,186.0            (1.7)     3a       1,843.5
                                                      ---------    ---------       ---------             ---------
   Total assets                                       $24,303.1    $15,136.0       $ 1,250.2             $40,689.3
                                                      =========    =========       =========             =========

Liabilities and Stockholders' Equity
Debt
Commercial paper                                      $ 6,144.1    $ 2,019.0       $      --             $ 8,163.1
Variable rate senior notes                              4,275.0      1,480.4              --               5,755.4
Fixed rate senior notes                                 8,032.3      8,107.8           203.5      3a      16,343.6
Subordinated fixed rate notes                             200.0           --              --                 200.0
                                                      ---------    ---------       ---------             ---------
   Total debt                                          18,651.4     11,607.2           203.5              30,462.1
Credit balances of factoring clients                    1,302.1           --              --               1,302.1
Accrued liabilities and payables                          694.3        669.4           150.0      2d       1,513.7
Deferred federal income taxes                             703.7       (152.0)          (71.3)     3a         480.4
                                                      ---------    ---------       ---------             ---------
   Total liabilities                                  $21,351.5    $12,124.6       $   282.2             $33,758.3
Company-obligated mandatorily redeemable
   preferred securities of subsidiary trust holding
   solely debentures of the Company                       250.0           --              --                 250.0
Stockholders' equity:
Common stock                                                1.7           --             1.4      2a           3.1
Paid-in capital                                           952.5           --         3,978.0      2a       4,930.5
Share capital                                                --      2,792.8        (2,792.8)     3b            --
Retained earnings                                       1,772.8        218.6          (218.6)     3b       1,772.8
Treasury stock at cost                                    (25.4)          --              --                 (25.4)
                                                      ---------    ---------       ---------             ---------
   Total stockholders' equity                           2,701.6      3,011.4           968.0               6,681.0
                                                      ---------    ---------       ---------             ---------
   Total liabilities and stockholders' equity         $24,303.1    $15,136.0       $ 1,250.2             $40,689.3
                                                      =========    =========       =========             =========

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

(a) Reported in U.S. $ and in accordance  with U.S. GAAP - See Note 1 - Basis of
Presentation   and  Note  6  -   Newcourt   Credit   Group   Inc.  -  Pro  Forma
Reclassifications and Conversions.

THE CIT GROUP, INC. AND SUBSIDIARIES
AND NEWCOURT CREDIT GROUP INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
For the Year Ended December 31, 1998

                                                                                  Pro Forma            Pro Forma
                                                         CIT       Newcourt(a)   Adjustments  Note   Consolidated
                                                         ---       -----------   -----------  ----   ------------
(Dollars in Millions, except
per share amounts)
Finance income                                     $    2,015.1   $    1,888.4     $(56.7)     3e    $    3,846.8
Interest expense                                        1,040.8          657.9      (70.3)     3e         1,628.4
                                                   ------------   ------------     ------            ------------
   Net finance income                                     974.3        1,230.5       13.6                 2,218.4
Fees and other income                                     255.4          548.7         --                   804.1
                                                   ------------   ------------     ------            ------------
   Operating revenue                                    1,229.7        1,779.2       13.6                 3,022.5
Salaries and general operating expenses                   407.7          698.3         --                 1,106.0
Provision for credit losses                                99.4          100.5         --                   199.9
Depreciation on operating lease equipment                 169.5          686.7         --                   856.2
Goodwill amortization                                      10.1           44.4       21.5      3d            76.0
Minority interest in subsidiary trust
   holding solely debentures of the Company                19.2             --         --                    19.2
                                                   ------------   ------------     ------            ------------
   Operating expenses                                     705.9        1,529.9       21.5                 2,257.3
                                                   ------------   ------------     ------            ------------
   Income before provision for income taxes               523.8          249.3       (7.9)                  765.2
Provision for income taxes                                185.0           91.5        5.2      3f           281.7
                                                   ------------   ------------     ------            ------------
   Net income                                      $      338.8   $      157.8     $(13.1)           $      483.5
                                                   ============   ============     ======            ============
Basic Earnings Per Share                           $       2.09   $       1.11                  4    $       1.65
Weighted average common shares outstanding          161,987,897    142,741,776                        293,310,331

Diluted Earnings Per Share                         $       2.08   $       1.09                  4    $       1.63
Weighted average common shares outstanding          163,188,739    144,859,067                        296,459,081

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

(a) Reported in U.S. $ and in accordance  with U.S. GAAP - See Note 1 - Basis of
Presentation   and  Note  6  -   Newcourt   Credit   Group   Inc.  -  Pro  Forma
Reclassifications and Conversions.

                               THE CIT GROUP, INC.
                         AND NEWCOURT CREDIT GROUP INC.

  Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements
                 As of and for the Year ended December 31, 1998
                (Dollars in Millions, except per share amounts)

1.    Basis of Presentation

The unaudited pro forma condensed consolidated balance sheet as of December 31, 1998 was prepared as if the Newcourt Acquisition had been consummated on that date. The unaudited pro forma condensed consolidated statement of income for the year ended December 31, 1998 was prepared as if the Newcourt acquisition had been consummated on January 1, 1998. The unaudited pro forma condensed consolidated financial statements have been prepared using the following information:

      (a) Audited consolidated financial statements of The CIT Group, Inc. ("CIT" or the "Company") as of and for the year ended December 31, 1998, which are included in CIT's Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC");

      (b) Audited consolidated financial statements of Newcourt Credit Group Inc. ("Newcourt") as of and for the year ended December 31, 1998, as filed on Form 6-K with the SEC, presented in Canadian dollars and prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP"). For purposes of these unaudited pro forma condensed consolidated financial statements, Newcourt's balance sheet and income statement information has been: (1) adjusted to conform to U.S. generally accepted accounting principles ("U.S. GAAP"), based upon the information contained in Newcourt's 1998 Form 6K footnote number 21 of "Notes to Consolidated Financial Statements - Reconciliation to United States Accounting Principles",
            (2) converted to a presentation in U.S. dollars using an exchange rate of .6443 Canadian dollar to each U.S. dollar for the unaudited pro forma condensed consolidated balance sheet and .6733 for the unaudited pro forma condensed consolidated statement of income, and
            (3) reclassified as to certain financial statement line items to conform to CIT's presentation under U.S. GAAP - See Note 6 - Newcourt Credit Group Inc. - Pro Forma Reclassifications and Conversions.

2.    Pro Forma Assumptions

      (a) The value of CIT common stock, par value $0.01 per share, issued to acquire Newcourt common stock is $3,979.4 million, based upon 148,374,321 outstanding shares of Newcourt common stock, per the Agreement and Plan of Reorganization, at a price per Newcourt share of $26.82. The price per share was determined by multiplying, by
            0.92 ("the exchange ratio"), the average closing price of CIT Class A common stock for the five day period both before and after the date of the announcement of the Newcourt Acquisition, March 8, 1999.

      (b) The acquisition of Newcourt has been accounted for using the purchase method. The difference between the total purchase price and the estimated fair value of the net assets acquired has been allocated to goodwill.

                               THE CIT GROUP, INC.
                         AND NEWCOURT CREDIT GROUP INC.

  Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements
                 As of and for the Year ended December 31, 1998
                (Dollars in Millions, except per share amounts)

      (c) Estimated fair values for commercial loans, lease receivables, other assets, fixed rate senior notes and derivative financial instruments were obtained from Newcourt's 1998 Form 6-K - Footnote number 17 of "Notes to Consolidated Financial Statements - Derivative Financial Instruments" and Footnote number 18 "Fair Value of Financial Instruments". The resulting net premium/discount on commercial loans and lease receivables and fixed rate senior notes, for the purposes of these unaudited condensed consolidated pro forma financial statements, is assumed to be amortized/accreted into interest income/expense to produce a constant yield to maturity. No fair value adjustment has been made to operating lease equipment, and any such adjustment is not expected to be material to the unaudited pro forma condensed consolidated financial statements - See Note 5 - Estimated Effect of Pro Forma Amortization and Accretion of Purchase Accounting Adjustments.

            The actual fair value of net assets acquired will be determined as of the Newcourt Acquisition closing date and is subject to revision as additional information becomes available.

      (d) A preliminary estimate of $150.0 million has been made for costs including transaction costs, severance, operational redundancies, etc. associated with the acquisition of Newcourt ("restructuring charge"). This restructuring charge is based upon information currently available to management and is subject to change in conjunction with the integration project that is undertaken in connection with the acquisition.

            In addition, management believes that certain other restructuring costs may be incurred with respect to CIT in connection with severance, premises, and other costs of integrating the two organizations. At this time such non-recurring costs, preliminarily estimated to range from $35-70 million, before taxes, are not included in the accompanying pro forma financial statements, and would be recognized as a charge to current earnings when incurred.

            CIT will record the above restructuring charges and disclose their components in accordance with the requirements of EITF 94-3 "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)" and EITF 95-3 "Recognition of Liabilities in Connection with a Purchase Business Combination". CIT expects the restructuring costs will consist principally of cash payments, and will fund such costs from operations. The actual restructuring charge and other restructuring costs are not expected to be materially different from the estimates provided herein, or to materially affect the financial condition or results of operations of the combined entity.

3. Pro Forma Adjustments - The allocation of the purchase price has not been finalized and the portion of the purchase price allocated to fair value adjustments and goodwill is subject to change, because the fair value of net assets acquired will be determined as of the closing date and is subject to revision as additional information becomes available.

                               THE CIT GROUP, INC.
                         AND NEWCOURT CREDIT GROUP INC.

  Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements
                 As of and for the Year ended December 31, 1998
                (Dollars in Millions, except per share amounts)

(a) Estimated pro forma purchase accounting adjustments for the Newcourt Acquisition were as follows:

    Newcourt net tangible assets - historical
       at December 31, 1998 ...................................      $ 1,789.4

    Fair Value Adjustments:
       Commercial loans........................................          100.9
       Lease receivables.......................................           66.7
       Other assets............................................           (1.7)
       Fixed rate senior notes.................................         (203.5)*
                                                                     ---------
    Subtotal  - net fair value adjustments.....................          (37.6)
    Restructuring charge.......................................         (150.0)
    Tax effects of adjustments at 38%..........................           71.3
                                                                     ---------
    Total net adjustments to net assets acquired...............         (116.3)
                                                                     ---------

    Net tangible assets acquired...............................      $ 1,673.1
                                                                     =========

    * Includes a fair value adjustment of $150.8 million related to Derivative Financial Instruments, and excludes a portion of the fair value adjustment relating to accrued interest payable included elsewhere in the balance sheet at December 31, 1998.

(b) Purchase accounting adjustments were made to eliminate Newcourt stockholders' equity accounts and to reflect the issuance of shares of CIT common stock to purchase Newcourt common stock at a price of $26.82 per each Newcourt share.

(c) Goodwill for the Newcourt Acquisition was calculated as follows:

    Purchase price ..............................................    $  3,979.4
    Net tangible assets acquired, as above ......................       1,673.1
                                                                     ----------
      Goodwill ..................................................    $  2,306.3
                                                                     ==========

(d) The goodwill related to the Newcourt Acquisition is amortized on a straight-line basis over a period of thirty-five years.

(e) Pro forma adjustments to finance income and interest expense were calculated for the Newcourt Acquisition as follows:

    Amortization of premium on commercial loans and lease
      receivables ...............................................    $    (56.7)
    Accretion of discount on fixed rate senior notes ............          70.3
                                                                     ----------
    Total net adjustment to net finance income ..................    $     13.6
                                                                     ==========

(f) Income tax expense was calculated at a 38% tax rate, representing the expected tax rate of the temporary differences that are expected to be realized. Goodwill amortization is non-deductible.

                               THE CIT GROUP, INC.
                         AND NEWCOURT CREDIT GROUP INC.

  Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements
                 As of and for the Year ended December 31, 1998
                (Dollars in Millions, except per share amounts)

4.    Earnings Per Share

      Basic earnings per common share was calculated by dividing the net income by the weighted average number of common shares outstanding for the year ended December 31, 1998, for both CIT and Newcourt. For the unaudited pro forma condensed consolidated financial statements, Newcourt shares were adjusted to the equivalent number of shares of CIT stock based upon the exchange ratio.

      Diluted earnings per common share was calculated using the same method as basic earnings per share, and includes potential dilution of common stock equivalents.

      The calculation of basic and diluted earnings per common share for Newcourt excludes a non-recurring premium of $29.9 million on the redemption of preferred securities. Including the premium in the calculation of basic and diluted earnings per common share, Newcourt's historical basic earnings per common share and diluted earnings per common share were $0.90 and $0.88, respectively, and the unaudited condensed consolidated financial statements basic earnings per common share and diluted earnings per common share would have been $1.55 and $1.53, respectively.

5. Estimated Effect of Pro Forma Amortization and Accretion of Purchase Accounting Adjustments

      The following table summarizes the prospective estimated impact of the amortization and accretion of the pro forma purchase accounting adjustments made in connection with the Newcourt Acquisition on CIT's results of operations for the years indicated:

For the year ended       Goodwill       Lease/loans       Debt        Pretax
December 31,           Amortization    Amortization    Accretion      (Loss)
------------           ------------    ------------    ---------      ------
  1999                  $   (65.9)       $ (56.7)       $ 70.3      $   (52.3)
  2000                      (65.9)         (40.7)         47.8          (58.8)
  2001                      (65.9)         (25.6)         27.1          (64.4)
  2002                      (65.9)         (18.0)          7.0          (76.9)
  2003                      (65.9)         (13.6)         11.1          (68.4)
  2004 and
  thereafter             (1,976.8)         (13.0)         40.2       (1,949.6)
                        ---------        -------        ------      ---------
  Totals                $(2,306.3)       $(167.6)       $203.5      $(2,270.4)
                        =========        =======        ======      =========

                               THE CIT GROUP, INC.
                         AND NEWCOURT CREDIT GROUP INC.

  Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements
                 As of and for the Year ended December 31, 1998
                (Dollars in Millions, except per share amounts)

6.    Newcourt Credit Group Inc. - Pro Forma Reclassifications and Conversions

The following 1998 balance sheet and income statement schedules present Newcourt in U.S. dollars and U.S. GAAP, and include pro forma reclassifications to reflect Newcourt on a reporting basis consistent with CIT.

                                                                 Pro                                Newcourt
                                             Newcourt           Forma                             Presented on
Balance Sheet Category                    Presentation(j) Reclassifications       Note        CIT's Reporting Basis
-------------------------------------------------------------------------------------------------------------------
(U.S. Dollars in Millions)
Assets:
Financing and leasing assets
Loans
     Commercial                                    --        $ 4,936.4             (a)            $ 4,936.4
Lease receivables                                  --          3,260.2             (a)              3,317.0
                                                                  56.8             (b)
                                            ---------        ---------                            ---------
     Finance receivables                           --        $ 8,253.4                            $ 8,253.4
Reserve for credit losses                          --           (183.7)            (a)               (183.7)
                                            ---------        ---------                            ---------
     Net finance receivables                       --        $ 8,069.7                            $ 8,069.7
Operating lease equipment, net              $ 2,173.5            (56.8)            (b)              2,116.7
Commercial finance receivables
  held for sale                               1,542.8               --                              1,542.8
Goodwill                                      1,222.0               --                              1,222.0
Cash and cash equivalents                       998.8               --                                998.8
Other assets                                       --            587.2          Sum of (c)          1,186.0
                                                                 598.8             (a)
Finance assets held for investment            8,611.7         (8,611.7)         Sum of (a)               --
Investment in affiliated companies              194.8           (194.8)            (c)                   --
Accounts receivable, prepaids and other         298.5           (298.5)            (c)                   --
Property and equipment, net                      93.9            (93.9)            (c)                   --
Future income tax asset                         152.0           (152.0)            (d)                   --
                                            ---------        ---------                            ---------
     Total assets                           $15,288.0        $  (152.0)                           $15,136.0
                                            =========        =========                            =========
Liabilities and Stockholders' Equity:
Commercial paper                                   --        $ 2,019.0             (e)            $ 2,019.0
Variable rate senior notes                         --          1,480.4             (e)              1,480.4
Fixed rate senior notes                            --          8,107.8             (e)              8,107.8
                                            ---------        ---------                            ---------
   Total debt                                      --        $11,607.2                            $11,607.2
Accrued liabilities and payables            $   669.4               --                                669.4
Deferred federal income taxes                      --           (152.0)            (d)               (152.0)
Debt                                         11,607.2        (11,607.2)         Sum of (e)               --
                                            ---------        ---------                            ---------
Total liabilities                           $12,276.6        $ ( 152.0)                           $12,124.6
                                            ---------        ---------                            ---------
Share capital                                 2,792.8               --                             $2,792.8
Retained earnings                               218.6               --                                218.6
                                            ---------        ---------                            ---------
  Total stockholders' equity                $ 3,011.4               --                             $3,011.4
                                            ---------        ---------                            ---------
  Total liabilities and
    stockholders' equity                    $15,288.0        $ ( 152.0)                           $15,136.0
                                            =========        =========                            =========

                               THE CIT GROUP, INC.
                         AND NEWCOURT CREDIT GROUP INC.

  Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements
                 As of and for the Year ended December 31, 1998
                 (Dollars in Millions, except per share amounts)

                                                                 Pro                                Newcourt
                                             Newcourt           Forma                             Presented on
Income Statement Category                 Presentation(j) Reclassifications       Note        CIT's Reporting Basis
-------------------------------------------------------------------------------------------------------------------
(U.S. Dollars in Millions)
Finance income                                    --         $ 1,888.4            (f)                $1,888.4
Interest expense                                  --             657.9            (f)                   657.9
Net finance and rental income               $  549.2            (549.2)         Sum of (f)                 --
                                         -----------         ---------                              ---------
     Net finance income                     $  549.2         $   681.3                               $1,230.5
Gain on sale of finance assets                 287.5            (287.5)            (i)                     --
Fees and other income                          155.3             287.5             (i)                  548.7
                                                                 105.9             (f)
                                         -----------         ---------                              ---------
     Operating revenues                     $  992.0         $   787.2                               $1,779.2
                                         -----------         ---------                              ---------
Salaries and general operating expenses           --              34.5             (h)                  698.3
                                                                 663.8          Sum of (g)
Provision for credit losses                       --             100.5             (f)                  100.5
Depreciation on operating lease equipment         --             686.7             (f)                  686.7
Goodwill amortization                             --              44.4             (h)                   44.4
Operating and administrative                   365.2            (365.2)            (g)                     --
Salaries and wages                             298.6            (298.6)            (g)                     --
Goodwill amortization, depreciation and         78.9             (78.9)         Sum of (h)                 --
other expenses
                                         -----------         ---------                              ---------
     Operating expenses                     $  742.7         $   787.2                               $1,529.9
                                         -----------         ---------                              ---------
     Income before provision for income
        taxes                               $  249.3                --                               $  249.3
Provision for income taxes                      91.5                --                                   91.5
                                         -----------         ---------                              ---------
    Net income                              $  157.8                --                               $  157.8
                                         ===========         =========                              =========

(a) Finance assets held for investment has been reclassified to the line items Commercial loans, Lease receivable, Reserve for credit losses and Other assets (relating to interests in securitized receivables).

(b) Rental receivables, net, has been reclassified to the line item Lease receivables.

(c) The Investment in affiliated companies, Accounts receivable, prepaids and other, and Property and equipment, net have been reclassified to the line item Other assets.

                               THE CIT GROUP, INC.
                         AND NEWCOURT CREDIT GROUP INC.

  Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements
                 As of and for the Year ended December 31, 1998
                (Dollars in millions, except per share amounts)

(d) The Future income tax asset has been reclassified to the line item Deferred federal income taxes.

(e) Debt has been reclassified to the line items Commercial paper, Variable rate senior notes and Fixed rate senior notes.

(f) Net finance and rental income has been reclassified to the line items Finance income, Fees and Other Income, Interest expense, Provision for credit losses, and Depreciation on operating lease equipment.

(g) Operating and administrative and Salaries and wages have been reclassified to the line item Salaries and general operating expenses.

(h) Goodwill amortization, depreciation and other expenses have been reclassified to the line items Salaries and general operating expenses (relating to depreciation on property and equipment and the amortization of other intangibles) and Goodwill amortization.

(i) Gain on sale of finance assets has been reclassified to the line item Fees and other income.

(j) The audited consolidated financial statements included in Newcourt's Form 6-K for the year ended December 31, 1998, were prepared in accordance with accounting principles generally accepted in Canada and are expressed in Canadian dollars. The primary differences between Canadian and U.S. GAAP, as they relate to Newcourt's 1998 financial statements, are the accounting treatment of certain securitization transactions and restructuring charges. For the purposes of these unaudited pro forma condensed consolidated financial statements (presented in U.S. dollars as described in Note 1b), adjustments have been made to the balance sheet and income statement of Newcourt as of or for the year ended December 31, 1998 to conform to U.S. GAAP. These adjustments are presented in Note 21 to the audited consolidated financial statements included in Newcourt's Form 6-K for the year ended December 31, 1998, and are summarized in the following table.

(Dollars in Millions)

Income Statement:
--------------------------------------------------------------------------------
Net income as reported under Canadian GAAP                            $  198.2

Differences in accounting for securitization
  transactions (net of income taxes of $7.1)                          $  (9.8)

Differences in accounting for restructuring
  charge (net of income taxes of $19.5)                               $ (25.6)

Other (net of income taxes of $1.6)                                   $  (5.0)
--------------------------------------------------------------------------------
Net income, as reported under U.S. GAAP                               $  157.8
--------------------------------------------------------------------------------

The cumulative effect of the differences between Canadian and U.S. GAAP resulted in a decrease in Retained earnings of $6.8 million, which was recorded as a decrease of $12.4 million to Accounts receivable, prepaids and other and an increase to the Future income tax asset of $5.6 million.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                THE CIT GROUP, INC.
                                                --------------------------------
                                                (Registrant)


                                                By: /s/ JOSEPH M. LEONE
                                                --------------------------------
                                                Joseph M. Leone
                                                Executive Vice President and
                                                Chief Financial Officer

Dated:  March 19, 1999